Prudential Global Total Return Fund, Inc.
Annual period ending 10/31/17
File No. 811-04661

SUB-ITEM 77-I
New or Amended Share Classes

ARTICLES SUPPLEMENTARY

      Prudential Global Total Return Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The number of shares of common stock, par value $0.01 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 1,500,000,000 shares to an aggregate of 3,500,000,000 shares, having an aggregate par value of $35,000,000.

 SECOND: The 1,500,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of four new classes of a new series of Common Stock, which series shall be named "Prudential Global Total Return (USD Hedged) Fund," as follows:

INFORMATION DISPLAYED IN FOLLOWING ORDER:
Name of Class
Number of Shares

Class A Common Stock
200,000,000

Class C Common Stock
300,000,000

Class Q Common Stock
400,000,000

Class Z Common Stock
600,000,000

      THIRD: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of classes of a new series as set forth in the Charter. Without limiting the generality of the foregoing provisions, shares of the Prudential Global Total Return (USD Hedged) Fund (and any series subsequently established by the Board of Directors, unless the terms thereof shall expressly state otherwise) shall relate to a separate portfolio of investments and shall be subject to the provisions of the Charter regarding assets belonging to a series and the allocation of liabilities to a series.

      FOURTH: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

INFORMATION DISPLAYED IN FOLLOWING ORDER:
Prudential Global Total Return Fund (Name of Class)
Number of Shares

Class A Common Stock
200,000,000

Class B Common Stock
50,000,000

Class C Common Stock
320,000,000

Class Q Common Stock
400,000,000

Class Z Common Stock
600,000,000

Class T Common Stock
430,000,000

      FIFTH: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 3,500,000,000 shares, $0.01 par value per share, having an aggregate par value of $35,000,000, classified and designated as follows:

INFORMATION DISPLAYED IN FOLLOWING ORDER:
Prudential Global Total Return (USD Hedged) Fund (Name of Class)
Number of Shares

Class A Common Stock
200,000,000

Class C Common Stock
300,000,000

Class Q Common Stock
400,000,000

Class Z Common Stock
600,000,000


INFORMATION DISPLAYED IN FOLLOWING ORDER:
Prudential Global Total Return Fund (Name of Class)
Number of Shares

Class A Common Stock
200,000,000

Class B Common Stock
50,000,000

Class C Common Stock
320,000,000

Class Q Common Stock
400,000,000

Class Z Common Stock
600,000,000

Class T Common Stock
430,000,000

      SIXTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law (the "MGCL") and classified the additional shares of Common Stock pursuant to
Section 2-208 of the MGCL and under the authority contained in the Charter.

      SEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

      EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]



       IN WITNESS WHEREOF, Prudential Global Total Return
Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 13th day of September, 2017.

ATTEST:                       PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
/s/ Claudia DiGiacomo         By:/s/ Scott E. Benjamin
Name: Claudia DiGiacomo       Name:  Scott E. Benjamin
Title: Assistant Secretary    Title:  Vice President